 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 29, 2006

THE GSI GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

37-0856587 333-43089 (I.R.S. Employer (Commission File Number) Identification No.) 1004 E. Illinois Street, Assumption, Illinois 62510 (Address of Principal Executive Offices) (Zip Code)

Registrant's Telephone Number, Including Area Code: (217) 226-4421

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

/ / Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/ / Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/ / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/ / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS.

Although not considered a principal operating officer of the Registrant, Leonardo Segatt, the Brazilian General Manager of Agromarau Industria e Comercio Ltda., a Brazilian Limited Liability Quota Company and the South American subsidiary of the Registrant, has resigned his position to pursue other family business interests. However, Mr. Segatt will continue to assist the Registrant and Agromarau in an active consulting capacity for at least the next two years, has agreed to broad non-competition restrictions on his activities and has made a substantial equity investment in the Registrant’s holding company. In all material respects the separation was handled generally in accordance with the prior agreement between Mr. Segatt and the Registrant filed as Exhibit 10.7 to the Registrant’s Form 10-K for calendar year 2004 filed with the Commission on April 15, 2005. Under the terms of this Agreement, the Registrant has succeeded to Mr. Segatt’s former 15% interest in Agromarau and now owns, together with another of its subsidiaries, 100% of that company. Mr. Segatt’s duties have been assumed by Ingo Erhard.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GSI GROUP, INC.
(Registrant)

Date: November 30, 2006 By: /s/John Henderson ------------------------- Name: John Henderson Title: Chief Financial Officer

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End of Filing